Exhibit 99.1

                                  CERTIFICATION

I, Frederick L. Bowman, President and Principal Accounting Officer of Portland Brewing Company, certify that, to the best of my knowledge, the Form 10-KSB for the fiscal year ending December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Portland Brewing Company.



                                             /s/ FREDERICK L. BOWMAN
                                             -----------------------------------
                                             Frederick L. Bowman, President and
                                             Principal Accounting Officer


A signed original of this written statement required by Section 906 has been provided to Portland Brewing Company and will be retained by Portland Brewing Company and furnished to the Securities and Exchange Commission or its staff upon request.